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                                                                   Exhibit 16.01



[Scott Beggs & Company Logo]




April 30, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Shoshone Silver Mining Company (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 20, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Thank you.

Sincerely,

/s/ Scott Beggs

Scott Beggs & Company